UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2012

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 6, 2012, Amarin Corporation plc (the “Company”) and a subsidiary (collectively with the Company, “Amarin”) entered into a financing agreement with Biopharma Secured Debt Fund II Holdings Cayman LP, a Cayman Islands exempted limited partnership (“Biopharma”) providing for the purchase of a hybrid debt-like instrument (the “Transaction”). Under the agreement, Amarin will receive $100 million at closing, which is subject to customary closing conditions and expected to close no later than December 27, 2012. In return, Amarin is obligated to make quarterly payments to Biopharma that are scheduled to increase yearly until the total amount due under the agreement is paid. The first payment is scheduled in November 2013 and will be no more than $2.5 million. The final payment could be as early as May 2017. Based on various conditions specified in the agreement and operating assumptions, quarterly payments could be reduced and the repayment period could be longer resulting in an estimated effective compounded interest rate to Amarin of approximately 12% to 14%.

To secure its obligations in connection with the agreement, Amarin granted Biopharma a security interest in its patents, trademarks, copyrights, know-how and regulatory filings, submissions and approvals related to Amarin’s lead product, Vascepa® (collectively, the “Collateral”). If Amarin (i) fails to deliver a payment when due and does not remedy that failure within a cure period, (ii) fails to deliver certain reports when due and does not remedy that failure within a cure period, (iii) incurs certain forms of indebtedness above specified limits, (iv) fails to maintain a first-priority perfected security interest in the Collateral and does not remedy that failure within a cure period or (v) becomes subject to an event of bankruptcy, then Biopharma may attempt to recover its unpaid scheduled payments.

Pursuant to the agreement, Amarin may not (i) incur indebtedness greater than a specified amount; (ii) pay a dividend or other cash distribution on its capital stock, unless it has cash and cash equivalents in excess of a specified amount; (iii) amend or restate its certificate of incorporation or bylaws unless such amendments or restatements do not affect Biopharma’s interests under the agreement; (iv) encumber the Collateral; or (v) abandon certain patent rights, in each case without the consent of Biopharma.

Upon an Amarin change of control transaction, as defined in the agreement, Biopharma will be entitled to receive a specified amount less than the then unpaid scheduled payments if such change of control transaction occurs on or before December 31, 2013, and an amount equal to up to the unpaid scheduled payments if such change of control transaction occurs after December 31, 2013.

* * *

The foregoing description of the terms of the agreement is qualified in its entirety by reference to the provisions of the agreement, which will be filed as an exhibit to Amarin’s Annual Report on Form 10-K for the year ending December 31, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

(a) The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Transaction is hereby incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of David Stack

At a meeting of the Board of Directors of the Company on December 10, 2012, in accordance with the Company’s articles of association, upon recommendation of the Nominating and Corporate Governance Committee, the Company appointed David Stack as a Director of the Company, effective as of December 10, 2012.

In connection with his appointment and in accordance with Company’s non-employee director compensation policy, Mr. Stack has been granted an option to purchase 45,000 ordinary shares of the Company. In accordance with Company’s non-employee director compensation policy, the options granted to Mr. Stack have an exercise price equal to the fair market value of the Company’s ordinary shares on December 10, 2012, the date of grant. The options will vest in three equal annual installments commencing on the first anniversary of the date of grant.

In addition, in accordance with Company’s non-employee director compensation policy, for fiscal 2012 Mr. Stack will receive an annual fee of $40,000 relating to his service on the Board prorated for his service in 2012.

In addition to his current role as President, Chief Executive Officer and Director of Pacira Pharmaceuticals, Mr. Stack is also a Managing Director at MPM Capital, and Founding Partner of Stack Pharmaceuticals, Inc. Mr. Stack’s experience includes, from 2001 to 2004, President, CEO and a Director of The Medicines Company where he was recognized as the Ernst and Young Entrepreneur of the Year in 2003. Prior to The Medicines Company, Mr. Stack was the President and General Manager of Innovex Inc., Vice President of Business Development and Marketing for Immunomedics, Inc., and Director of Business Development and Planning for Infectious Disease, Oncology and Virology of Roche Laboratories. Mr. Stack holds a degree in pharmacy from Albany College and a BS in biology from Siena College where he is currently a Trustee. Mr. Stack is a Director of Medivo, Inc. and PepTx, Inc.

Item 8.01. Other Events

On December 6, 2012, Amarin issued a press release entitled “Amarin Announces $100 Million Non-Equity Financing and Vascepa Sales Force Hiring while Continuing to Assess Strategic Alternatives.”

A copy of the press release, dated December 6, 2012, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The contents of the press release are deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

* * *

This Current Report on Form 8-K contains forward-looking statements, including statements concerning the planned commercial lunch of Vascepa in early 2013 and actions taken in support of the anticipated launch, including the hiring of a specialty sales force, Amarin’s continued evaluation of strategic alternatives for the marketing and sale of Vascepa and Amarin’s current expectations regarding the submission of a Supplemental New Drug Application (sNDA) to the FDA by the end of February 2013 for the ANCHOR indication for Vascepa. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. In particular, there can be no assurances regarding the amount of Amarin’s revenues from Vascepa or any other source in 2013, and no assumptions should be made regarding such revenues based on Amarin’s payment obligations under the Biopharma agreement described herein. Nor can there be any assurance as to Vascepa’s acceptance by physicians and patients, the reimbursement decisions of government or private insurances, the timing of future regulatory submissions, the FDA’s response to any of the company’s current and future submissions, including FDA’s determination of the regulatory exclusivity status for Vascepa and the timing and determination of Amarin’s planned sNDA for the ANCHOR indication, the effects of rapid technological change and competition, or by Amarin’s other intellectual property rights, or the cost, pace and success of Amarin’s product development and commercialization efforts. A list and description of risks, uncertainties and other matters related to an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this Current Report on Form 8-K, whether as a result of new information, future events or circumstances or otherwise.

* * *

Item 9.01. Financial Statements and Exhibits.

Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been filed with the Securities and Exchange Commission:

Exhibit No.	Description

99.1	Press Release, dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2012	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 6, 2012